United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

March 14, 2011
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –	Corporate Governance and Management
Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

           On February 23, 2011, Overseas Shipholding Group, Inc. (“OSG”) granted restricted stock awards, stock options and performance units to its executive officers and on March 14, 2011 the Compensation Committee of the Board of Directors approved the form of award letters for restricted stock awards, stock options and performance units.

           The restricted stock awards were granted pursuant to the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 2, 2010 (the “2004 Plan”), and each recipient of such awards becomes vested in one-fourth of the number of restricted shares awarded on each of the first, second, third and fourth anniversaries of the date of grant.  The recipient may vote and receive dividends and other distributions on his restricted stock from the date of grant but may not dispose of such stock until it vests.

           The stock options were granted pursuant to the 2004 Plan at an exercise price equal to the closing price of one share of common stock of OSG on the grant date and each option becomes exercisable as to one-third of the number of shares of common stock subject to such option on the first, second and third anniversaries of the date of grant.  The options expire on the tenth anniversary of the date of grant.

           Performance units were granted pursuant to the 2004 Plan and convert at the end of a three year performance period beginning on the grant date into a number of shares of common stock of OSG equal to the product of (i) the number of performance units granted times (ii) the fraction whose numerator is the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period provided that if such average is less than 50% of the price of a share of common stock on the grant date the numerator is zero and if such average is more than 200% of the price of a share of common stock on the grant date the numerator is 200% of the price of a share of common stock on the grant date and the denominator is the price of a share of common stock on the grant date.  Accordingly, if the stock price has decreased by more than 50% at the end of the performance period, the recipient receives no common stock, if the stock price ranges at the end of the performance period from 50% to 200% of the price at time of the grant, the recipient receives shares equal to 50% to 200% of the number of performance units granted and if the price has increased at the end of the performance period by more than 200%, the recipient receives 200% of the number of performance units granted.  The performance units accrue dividends during the performance period at the same time and in the same amount as dividends are payable on shares of common stock, which performance unit dividends are payable in the form of additional performance units and vest at the end of the performance period (and thus are not paid unless the performance measure is satisfied).

            Restricted stock and common stock received upon exercise of stock options and conversion of performance units may not be disposed of by the recipient until the recipient owns shares of common stock having a market value equal to a specified minimum amount.

           The foregoing description of restricted stock awards, stock options and performance units is qualified in its entirety by the terms and conditions of the award letters, copies of which are filed with this Form 8-K as exhibits.

Item 8.01    Other Events.

           The Board of Directors of Overseas Shipholding Group, Inc. (the “Registrant”) believes that the fees that are paid to its non-employee directors are reasonable and competitive with the fees paid to non-employee directors of comparable companies.  As previously reported on June 9, 2009 and March 8, 2010, in order to demonstrate the Board’s commitment to reducing the Corporation’s general and administrative costs, the Board approved reductions in cash fees listed below payable to the Registrant’s non-employee directors, effective for the one year period from July 1, 2009 to June 30, 2010 and extended for an additional one year period to June 30, 2011.  On March 15, 2011, the Board approved a one year extension of the reductions until June 30, 2012.

•	Annual retainer reduced by $5,000 to $45,000 from $50,000.

•	Compensation Committee meeting fee reduced by $500 per meeting to $1,500 per meeting from $2,000 per meeting.

•	Corporate Governance and Nominating Committee meeting fee reduced by $1,000 per meeting to $1,000 per meeting from $2,000 per meeting.

•	Annual retainer for the Chair of the Corporate Governance and Nominating Committee reduced by $2,500 to $5,000 from $7,500.

•	Annual retainer for the nonexecutive Chairman of the Board reduced by $12,500 to $112,500 from $125,000.

            The Board and Audit Committee meeting fee of $2,000 per meeting and the annual retainers for the Chairs of the Audit Committee and Compensation Committee of $15,000 and $10,000, respectively, remain unchanged.

Section 9 –	Financial Statements and Exhibits.
Item 9.01 –	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	10.1	Form of Restricted Stock Award
	10.2	Form of Nonqualified Stock Option Agreement
	10.3	Form of Performance Award Agreement

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: March 17, 2011	By	/s/James I. Edelson
		Name: Title:	James I. Edelson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award
10.2	Form of Nonqualified Stock Option Agreement
10.3	Form of Performance Award Agreement